Exhibit 4.2

EOG Resources, Inc.

Officers’ Certificate

Establishing 4.375% Senior Notes due 2030,

and 4.950% Senior Notes due 2050

The undersigned, Robert L. West, Vice President and Treasurer, and Michael P. Donaldson, Executive Vice President, General Counsel and Corporate Secretary, of EOG Resources, Inc., a Delaware corporation (the “Company”), hereby certify, pursuant to Sections 102 and 301 of the Indenture, dated as of May 18, 2009 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), that the Executive Vice President and Chief Financial Officer of the Company and the Vice President and Treasurer of the Company approved, pursuant to the resolutions of the Board of Directors of the Company adopted on March 13, 2020, the establishment of two series of Securities and terms of the Securities of each such series to be issued under the Indenture, and the forms thereof, and such terms are as follows:

Senior Securities:

Title of Securities:	4.375% Senior Notes due 2030 (the “2030 Notes”).

4.950% Senior Notes due 2050 (the “2050 Notes” and, together with the 2030 Notes, the “Notes”).

The 2030 Notes and the 2050 Notes are being issued as two separate series.

Aggregate Principal Amount:

$750,000,000 aggregate principal amount of 2030 Notes.

$750,000,000 aggregate principal amount of 2050 Notes.

The Company may reopen any series of Notes for additional issuances of Notes of the applicable series from time to time pursuant to the terms of the Indenture.

Denominations:	$2,000 and any integral multiple of $1,000 in excess thereof in book-entry form only.

Stated Maturity Date:	The 2030 Notes will mature on April 15, 2030. The 2050 Notes will mature on April 15, 2050.

Interest Rate:	4.375% per annum from April 14, 2020 with respect to the 2030 Notes. 4.950% per annum from April 14, 2020 with respect to the 2050 Notes.

Interest Payment Dates:	April 15 and October 15 of each year (or if such date is not a Business Day, on the next succeeding Business Day) beginning on October 15, 2020.

Regular Record Dates:	April 1 and October 1 (whether or not a Business Day) immediately preceding an Interest Payment Date.

Optional Redemption:

At any time prior to January 15, 2030 (three months before the maturity date of the 2030 Notes) in the case of the 2030 Notes and October 15, 2049 (six months before the maturity date of the 2050 Notes) in the case of the 2050 Notes, the Company may redeem some or all of the Notes of the applicable series, at its option, at a Redemption Price equal to the greater of:

●     100% of the principal amount of the Notes of the series then outstanding to be redeemed; or

●     the sum of the present values of the remaining scheduled payments of principal and interest on the Notes of the series to be redeemed that would be due after the redemption date if the Notes to be redeemed matured on the applicable Par Call Date (not including any portion of such payments of interest accrued to the date of redemption) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points in the case of the 2030 Notes and 50 basis points in the case of the 2050 Notes;

plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but not including, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date: (1) the rate per annum equal to the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and such rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearer month); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate will be calculated on the third Business Day preceding the date fixed for redemption.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (“remaining life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (assuming, for this purpose, that such notes matured on the applicable Par Call Date).

“Comparable Treasury Price” means (1) the average of six Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the independent investment banker obtains fewer than six such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the independent investment banker from time to time.

“Par Call Date” means, with respect to the 2030 notes, January 15, 2030; or, with respect to the 2050 notes, October 15, 2049.

“Reference Treasury Dealer” means each of (1) Citigroup Global Markets Inc., J.P. Morgan Securities LLC, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), the Company will substitute therefor another primary treasury dealer and (2) two other primary treasury dealers selected by the Company after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Notice of any redemption will be mailed first-class, postage-prepaid at least 30 days but not more than 60 days before the Redemption Date to each holder of the Notes of the series to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes of a series are to be redeemed, the Notes of such series to be redeemed shall be selected by lot by the trustee or by such other method as the trustee deems to be fair and appropriate. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note.

At any time on or after January 15, 2030 (three months before the maturity date of the 2030 Notes), in the case of the 2030 Notes, and October 15, 2049 (six months before the maturity date of the 2050 Notes), in the case of the 2050 Notes, the Company may redeem some or all of the Notes of the applicable series, at its option, at a Redemption Price equal to 100% of the principal amount of the Notes of such series to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the Redemption Date.

General:

Trustee:	Wells Fargo Bank, National Association.

Place of Payment:	The Company will make payments due on the Notes of any series to Cede & Co., as nominee of The Depository Trust Company (“DTC”), or as otherwise may be permitted by the Indenture and the Notes of such series.

Global Securities:

Each series of Notes shall be issued as one or more Global Securities. DTC shall be the Depository.

Each series of Notes will be exchangeable for certificated debt securities only if:

(1) DTC notifies the Company that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (if so required by applicable law or regulation), and, in either case, a successor depository is not appointed by the Company within ninety (90) days after the Company receives such notice or become aware of such unwillingness, inability or ineligibility; or

(2) The Company, in its sole discretion and subject to DTC’s procedures, determines that any Notes of such series shall be exchangeable for certificated debt securities.

Events of Default:	In an Event of Default as to a series, the principal of such series of Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Settlement:	Payments in respect of principal of and interest on the Notes shall be made by the Company in immediately available funds to Cede & Co., as the nominee of DTC, or its registered assigns.

Forms of Notes:	Attached hereto as Annex A-1 (in the case of the 2030 Notes) and Annex A-2 (in the case of the 2050 Notes), respectively, and incorporated herein by reference.

Each of the undersigned hereby certifies that:

1.	I have read Sections 102, 103, 201, 202, 203, 204, 205, 301, 302, 303, and 304 of the Indenture and the definitions in Section 101 of the Indenture relating thereto.

2.	Copies of the resolutions of the Board of Directors of the Company, as certified by the Deputy Corporate Secretary, are being delivered concurrently with this Officers’ Certificate.

3.	The statements made herein are based either upon my personal knowledge or on information, data and reports furnished to me by the officers, counsel or employees of the Company who have knowledge of the relevant facts.

4.	In my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether or not all conditions provided for in the Indenture with respect to the establishment of the Notes of each series, the terms of the Notes of each series and the form of the Notes of each series, and the issuance, authentication and delivery of the Notes of each series, have been complied with.

5.	In my opinion, all conditions precedent to the establishment of the Notes of each series and the terms and form of the Notes of each series, to the issuance, and to the authentication and delivery by the Trustee, of $750,000,000 aggregate principal amount of 2030 Notes and $750,000,000 aggregate principal amount of 2050 Notes pursuant to the Indenture have been complied with and such Notes may be issued, authenticated and delivered in accordance with the Indenture.

Capitalized terms not otherwise defined herein have the meaning provided in the Indenture.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have hereunto signed their respective names on this 14th day of April, 2020.

/s/ Robert L. West
Robert L. West
Vice President and Treasurer

/s/ Michael P. Donaldson
Michael P. Donaldson
Executive Vice President, General Counsel and
Corporate Secretary

[Signature Page to Officers’ Certificate – Terms of Notes]

Annex A-1

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository trust company, a new york corporation (“dtc”) or CEDE & CO., ITS NOMINEE (“CEDE & CO.”). this security may not be exchanged in whole or in part for a security registered, anD no transfer of this security in whole or in part may be registered, in the name of any person other than dtc OR CEDE & CO. or aNOTHER nominee OF DTC, except in the limited circumstances described in the indenture.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN.

EOG Resources, Inc.
4.375% senior NoteS due 2030

No. ____	$________________
CUSIP No. 26875P AU5

EOG Resources, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as the nominee of The Depository Trust Company, or registered assigns, the principal sum of DOLLARS AND                                    CENTS ($                    ) on April 15, 2030 and to pay interest thereon from April 14, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year (or if any such date is not a Business Day, the next succeeding Business Day), commencing October 15, 2020, at the rate of 4.375% per annum, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Houston, Texas, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, however, that in case this Security is held by a Depository or its nominee, payment of principal, interest and premium, if any, shall be made by wire transfer of immediately available funds to an account designated by such Depository.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: , 20	EOG Resources, Inc.

By:
Title:

Attest:

Reverse of Security

This security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of May 18, 2009 (herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto (including as supplemented by an Officers’ Certificate pursuant thereto) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

The Company may redeem some or all of the Securities of this series upon not less than 30 days’ notice by mail, at any time and from time to time prior to January 15, 2030 (the “Par Call Date”), at the election of the Company, at a Redemption Price equal to the greater of a) 100% of the principal amount of the Securities then outstanding to be redeemed; or b) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed that would be due after the Redemption Date if the Securities to be redeemed matured on the Par Call Date (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but not including, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

The Company may redeem some or all of the Securities of this series upon not less than 30 days’ notice by mail, at any time and from time to time on or after January 15, 2030, at the election of the Company, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall, without the consent of the Holder, alter or impair the right of the Holder, which is absolute and unconditional, to receive payment of principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except for Section 113 of the Indenture (which limits interest to the maximum amount permissible by law), the provisions of which are incorporated herein by reference.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture (including as the Indenture is supplemented by the Officers’ Certificate, dated April 14, 2020, establishing the form and terms of the Securities of this series).

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: , 20	Wells Fargo Bank, National Association,
as Trustee

By

Name:
Authorized Signatory

Annex A-2

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository trust company, a new york corporation (“dtc”) or CEDE & CO., ITS NOMINEE (“CEDE & CO.”). this security may not be exchanged in whole or in part for a security registered, anD no transfer of this security in whole or in part may be registered, in the name of any person other than dtc OR CEDE & CO. or aNOTHER nominee OF DTC, except in the limited circumstances described in the indenture.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN.

EOG Resources, Inc.
4.950% senior NoteS due 2050

No. ___	$________________ CUSIP No. 26875P AT8

EOG Resources, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as the nominee of The Depository Trust Company, or registered assigns, the principal sum of DOLLARS AND                               CENTS ($                    ) on April 15, 2050 and to pay interest thereon from April 14, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year (or if any such date is not a Business Day, the next succeeding Business Day), commencing October 15, 2020, at the rate of 4.950% per annum, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Houston, Texas, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, however, that in case this Security is held by a Depository or its nominee, payment of principal, interest and premium, if any, shall be made by wire transfer of immediately available funds to an account designated by such Depository.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: , 20	EOG Resources, Inc.

By:
Title:

Attest:

Reverse of Security

This security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of May 18, 2009 (herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto (including as supplemented by an Officers’ Certificate pursuant thereto) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

The Company may redeem some or all of the Securities of this series upon not less than 30 days’ notice by mail, at any time and from time to time prior to October 15, 2049 (the “Par Call Date”), at the election of the Company, at a Redemption Price equal to the greater of a) 100% of the principal amount of the Securities then outstanding to be redeemed; or b) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed that would be due after the Redemption Date if the Securities to be redeemed matured on the Par Call Date (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but not including, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

The Company may redeem some or all of the Securities of this series upon not less than 30 days’ notice by mail, at any time and from time to time on or after October 15, 2049, at the election of the Company, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall, without the consent of the Holder, alter or impair the right of the Holder, which is absolute and unconditional, to receive payment of principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except for Section 113 of the Indenture (which limits interest to the maximum amount permissible by law), the provisions of which are incorporated herein by reference.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture (including as the Indenture is supplemented by the Officers’ Certificate, dated April 14, 2020, establishing the form and terms of the Securities of this series).

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: , 20	Wells Fargo Bank, National Association,
as Trustee

By

Name:
Authorized Signatory